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                                                                   EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement Form S-8 pertaining to the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan of our report dated February 24, 1995, with respect to the consolidated financial statements and schedule of Computer Language Research, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994 filed with the Securities and Exchange Commission.




                                                          /s/ Ernst & Young, LLP





July 28, 1995
Dallas, Texas